UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2026

Aurinia Pharmaceuticals Inc.
(Exact name of registrant as specified in its charter)

Canada	001-36421	98-1231763
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

#140, 14315 – 118 Avenue
Edmonton, Alberta
T5L 4S6
(250) 744-2487
(Address and telephone number of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Shares, without par value	AUPH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

As previously disclosed by Aurinia Pharmaceuticals Inc. (“Ultimate Parent” or “Aurinia”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 3, 2026, Aurinia Pharma U.S., Inc., a Delaware corporation (“Parent”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 30, 2026 by and among Kezar Life Sciences, Inc., a Delaware corporation (the “Company” or “Kezar”), Parent, Aurinia Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub” and together with the Parent, the “Buyer Entities”), and, solely for purposes of Section 10.13 of the Merger Agreement, Aurinia.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, on May 8, 2026, Parent completed a tender offer for (i) the acquisition of all of the Company’s outstanding shares of common stock, par value $0.001 per share (the “Common Stock”), by Parent through a tender offer (the “Offer”) for a price per share of the Common Stock of: (A) $6.955 in cash (the “Cash Amount”), payable without interest, plus (B) one contingent value right (a “CVR”) (together with the Cash Amount, the “Offer Price”); and (ii) the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger. The CVR represents the right to receive potential payments pursuant to the terms and subject to the conditions of the contingent value rights agreement (the “CVR Agreement”), dated May 11, 2026, by and among Parent, Merger Sub, Broadridge Corporation Issuer Solutions, LLC, a Pennsylvania limited liability company (“Broadridge” or the “Rights Agent”), and Fortis Advisors LLC, a Delaware limited liability company (the “Representative”), in each case, subject to and in accordance with the terms and conditions set forth in the Offer to Purchase, dated April 13, 2026, and in the related Letter of Transmittal (the “Letter of Transmittal,” which, together with the Offer to Purchase, constituted the “Offer”).

The Offer and related withdrawal rights expired as scheduled at one minute after 11:59 p.m. Eastern Time on Friday, May 8, 2026 (such date and time, the “Expiration Time”), and the Offer was not further extended. According to Broadridge, the depositary for the Offer, as of the Expiration Time, a total of 5,927,580 Shares had been validly tendered, and not validly withdrawn, representing approximately 80.24% of the outstanding Shares as of the Expiration Time. The number of Shares validly tendered and not validly withdrawn pursuant to the Offer satisfied the Minimum Tender Condition (as defined in the Merger Agreement). All other conditions to the Offer were satisfied and Parent accepted for payment all Shares validly tendered (and not validly withdrawn) prior to the expiration of the Offer.

Following the consummation of the Offer, the remaining conditions to the Merger set forth in the Merger Agreement were satisfied, and on May 11, 2026, Merger Sub merged with and into the Company (the “Merger”), pursuant to which the separate corporate existence of Merger Sub ceased and the Company continued as the surviving corporation in the Merger (the “Surviving Corporation”) and a wholly owned subsidiary of Parent. The Merger was completed pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), with no stockholder vote required. At the effective time of the Merger (the “Effective Time”), each outstanding share of Common Stock, other than any shares of Common Stock held in the treasury of the Company, owned by Parent, Merger Sub or any other subsidiary of Parent, or by any stockholders of the Company who are entitled to and who properly exercise appraisal rights under Delaware law, was converted into the right to receive the Offer Price without interest, subject to any applicable withholding taxes.

Pursuant to the terms of the Merger Agreement, as of immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the holders of Common Stock: (i) each outstanding share of Common Stock, other than (A) shares of Common Stock owned by the Company (or held in the treasury of the Company), Parent, Merger Sub or any of their respective subsidiaries, or shares of Common Stock that are held by stockholders who are entitled to and who properly exercise appraisal rights under Delaware law, will be converted into the right to receive the Offer Price without interest, less any applicable withholding taxes; (ii) each option to purchase shares of Company Common Stock (each, a “Company Option”) granted under a Company Equity Plan, whether or not then vested or exercisable, shall become fully vested. At the Effective Time, each such Company Option with a per-share exercise price less than the Cash Amount (each, an “In-the-Money Option”) shall automatically be cancelled and converted into the right to receive (A) an amount in cash, without interest equal to the product obtained by multiplying (x) the excess of the Cash Amount over the exercise price per share of Common Stock of the Company underlying such Company Option at the Effective Time by (y) the number of shares of Common Stock of the Company underlying such In-the-Money Option, subject to the terms and conditions specified in the Merger Agreement and (B) one CVR in respect of each share of Common Stock underlying such In-the-Money Option; and (iii) each option to purchase shares of Common Stock of the Company that is outstanding and unexercised as of immediately prior to the Effective Time and that is not an In-the-Money Option (an “Out-of-the-Money Option”) shall be cancelled and cease to exist, and no consideration shall be delivered in exchange for such Out-of-the-Money Option. The Company has taken such actions with respect to the Company’s 2018 Employee Stock Purchase Plan (the “Company ESPP”) that are necessary to provide that: (i) the Company ESPP terminated immediately prior to the Effective Time; and (ii) no new offering period commenced under the Company ESPP following the date of the Merger Agreement.

The foregoing description of the Merger Agreement and the CVR Agreement and the transactions contemplated thereby do not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement attached as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on March 30, 2026 and the full text of the CVR Agreement attached as Exhibit 2.2 to this Current Report on Form 8-K, both of which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description of Exhibit

2.1*
Agreement and Plan of Merger, dated as of March 30, 2026, by and among Kezar Life Sciences, Inc., Aurinia Pharma U.S., Inc., Aurinia Merger Sub, Inc. and, solely for purposes of Section 10.13, Aurinia Pharmaceuticals Inc.

2.2	Contingent Value Rights Agreement, dated May 11, 2026, by and among Parent, Merger Sub, the Rights Agent and the Representative.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*
Certain annexes and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted annexes and schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any annexes or schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aurinia Pharmaceuticals Inc.

	By:	/s/ Michael Hearne
Name: Michael Hearne
Title: Chief Financial Officer

Dated: May 11, 2026